As filed with the Securities and Exchange Commission on March 28, 2001
Investment Company Act File No. 811-09733

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
AMENDMENT NO. 4	[X]
(Check appropriate box or boxes)

MASTER PREMIER GROWTH TRUST (Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)
(609) 282-2800<R/>

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

TERRY K. GLENN Master Premier Growth Trust P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:

Counsel for the Trust:
Frank P. Bruno, Esq.	Philip L. Kirstein, Esq.
SIDLEY AUSTIN BROWN & WOOD LLP	FUND ASSET MANAGEMENT, L.P.
875 Third Avenue	P.O. Box 9011
New York, New York 10022	Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Trust’s Part B is incorporated herein by reference and this Part A is incorporated by reference in the Trust’s Part B.

PART A MARCH 28, 2002 MASTER PREMIER GROWTH TRUST

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

 Master Premier Growth Trust (the “Trust”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with the Registration Statement on Form N-1A (Securities Act File No. 333-89781 and Investment Company Act File No. 811-09653) of Merrill Lynch Premier Growth Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund.

The Merrill Lynch Fund invests all of its respective assets in beneficial interests in the Trust. To date, the Merrill Lynch Fund is the only feeder fund that invests in the Trust. The Merrill Lynch Fund and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds”.

At a meeting of the stockholders of the Merrill Lynch Fund originally scheduled for March 25, 2002 and adjourned to April 29, 2002, the stockholders of record as of January 28, 2002 are being asked to approve a series of transactions that would result in (i) the acquisition by the Merrill Lynch Fund of all of the assets and the assumption of all of the liabilities of the Trust in return for all of the beneficial interests of the Trust owned by the Merrill Lynch Fund, (ii) the acquisition of the assets and assumption of the liabilities of the Merrill Lynch Fund by Merrill Lynch Large Cap Growth Fund, a series of Merrill Lynch Large Cap Series Funds, Inc., and (iii) the issuance of shares of common stock of Merrill Lynch Large Cap Growth Fund to the stockholders of the Merrill Lynch Fund (the “Reorganization”). If the stockholders approve the Reorganization, after completion of the Reorganization, the Trust will liquidate and dissolve and terminate its registration as an investment company under the Investment Company Act.

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Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

(b) Implementation of Investment Objectives

The Trust is an open-end management investment company that was organized on October 25, 1999 as a business trust under the laws of the State of Delaware. Beneficial interests in the Trust are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Trust may be made only by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Fund Asset Management, L.P. (the “Manager”) manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust.

 The Trust’s investment objective is long-term capital appreciation. The Trust seeks to achieve its investment objective by investing primarily in common stocks of companies that the Manager believes have strong earnings growth and capital appreciation potential. The Manager begins its investment process by creating a universe of rapidly growing companies that possess certain growth characteristics. That universe is continually updated. The Manager then ranks each company within its universe by using research models that focus on growth characteristics such as positive earnings surprises, upward earnings estimate revisions, and accelerating sales and earnings growth. Finally, using its own fundamental research and a bottom-up approach to investing, the Manager evaluates the quality of each company’s earnings and tries to determine whether the company can sustain or increase its current growth trend. The Manager believes that this disciplined investment process enables it to construct a portfolio of investments with strong growth characteristics.

Although the Trust emphasizes investment in common stocks, it may also invest in other equity securities including, but not limited to, the following:
•	Securities convertible into common stock
•	Preferred stock
•	Rights and warrants to subscribe to common stock

The Trust generally will invest at least 65% of its total assets in equity securities. The Trust may invest in companies having medium ($1 billion to $5 billion) or large (greater than $5 billion) stock market capitalizations. Normally, the Manager will emphasize companies with large stock market capitalizations.

     The Trust may invest without limitation in the securities of foreign companies in the form of American Depositary Receipts (“ADRs”). In addition, the Trust may invest up to 10% of its total assets in other forms of securities of foreign companies, including European Depositary Receipts (“EDRs”) or other securities convertible into securities of foreign companies.

     The Trust may also lend its portfolio securities.

The Trust may invest in investment grade, non-convertible debt securities and U.S. Government securities of any maturity, although it typically will not do so to a significant extent. The Trust may invest in excess of 35% of its total assets in cash or U.S. dollar-denominated high quality short-term debt instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing. Normally, a portion of the Trust’s assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Trust’s losses, they can prevent the Trust from achieving its investment objective.

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 Generally, the Trust will not purchase securities for short-term trading profits. However, the Trust may dispose of securities without regard to the time they have been held when such actions, for defensive or other reasons, appear advisable to the Manager in light of a change in circumstances in general market, economic or financial conditions. As a result of its investment policies, the Trust may engage in a substantial number of portfolio transactions. Accordingly, while the Trust anticipates that its annual portfolio turnover rate should not exceed 100% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of the Trust’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover rate may result in negative tax consequences, such as increased capital gain dividends and/or ordinary income dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne by the Trust.

(c) Risks

Set forth below is a summary discussion of the general risks of investing in the Trust. As with any mutual fund, no assurance can be given that the Trust will meet its investment objective, or that the Trust’s performance will be positive over any period of time.

Market Risk and Selection Risk — As an equity fund, the Trust’s principal risks are market risk and selection risk. Market risk is the risk that the U.S. or foreign equity markets will go down in value, including the possibility that the U.S. or foreign equity markets will go down sharply and unpredictably. In particular, the equity securities purchased by the Trust may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. Selection risk is the risk that the securities that the Manager selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

The Trust also may be subject to the risks described below.

Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

     Warrants — A warrant gives the Trust the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Trust has no obligation to exercise the warrant and buy the stock.

     A warrant has value only if the Trust exercises it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Trust loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

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Foreign Market Risk — Since the Trust may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than stocks in the United States. Such investments, however, involve special risks not present in U.S. investments that can increase the chances that the Trust will lose money. For example, investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, diplomatic developments, the imposition of economic sanctions, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States. Foreign markets may have different clearance and settlement procedures, which may delay settlement of transactions involving foreign securities. The Trust may miss investment opportunities or be unable to sell an investment because of these delays. The risks of investing in foreign securities are generally greater for investments in emerging markets.

Depositary Receipts — The Trust may invest in securities of foreign issuers in the form of Depositary Receipts. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. European Depositary Receipts evidence a similar ownership arrangement. The Trust may also invest in unsponsored Depositary Receipts. The issuers of such unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers.

Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Trust buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

     Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They may include private placement securities that the Trust buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

     Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Trust may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if the Manager receives material adverse nonpublic information about the issuer, the Trust may not be able to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Debt Securities — Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

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 Securities Lending — The Trust may lend securities with a value not exceeding 33 1/3% of its assets to financial institutions that provide cash or securities issued by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Repurchase Agreements; Purchase and Sale Contracts — The Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Trust from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Trust may lose money.

Derivatives — The Trust may use derivative instruments including futures, options, indexed securities, inverse securities and swaps. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an index such as Standard & Poor’s 500 Index. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Trust may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

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Item 6. Management, Organization, and Capital Structure.

(a)(1) Investment Manager

 Fund Asset Management, L.P. manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The advisory agreement between the Trust and the Manager gives the Manager the responsibility for making all investment decisions for the Trust. The Manager has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”), an affiliate, under which the Manager may pay a fee for services it receives from MLAM U.K.

The Trust currently pays the Manager a fee at the annual rate of 0.50% of the average daily net assets of the Trust.

 The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. MLAM U.K. was organized as an investment adviser in 1986 and acts as sub-advisor to more than 50 registered investment companies. The Manager and its affiliates, including Merrill Lynch Investment Managers, L.P. (“MLIM”), had approximately $517 billion in investment company and other portfolio assets under management as of January 2002. This amount includes assets managed for Merrill Lynch affiliates.

(a)(2) Portfolio Manager

 Michael S. Hahn is primarily responsible for the day-to-day management of the Trust. Mr. Hahn has been a Vice President and portfolio manager of the Trust since 2001. Mr. Hahn has been an Associate Portfolio Manager of MLIM since 1999 and was a portfolio manager and analyst at PBHG Funds from 1996 to 1999.

(a)(3) Legal Proceedings

Not Applicable

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

 The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust.

Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

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Item 7. Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE on the next determination of the aggregate net asset value of the Trust.

(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

 As of January 14, 2002, the Trust is no longer accepting investments from any Feeder Fund.

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(c) Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions.

(e) Tax Consequences.

     Because the Trust intends to operate as a partnership for federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code.

Item 8. Distribution Arrangements.

     (a) Sales Loads.

Not Applicable.

(b) 12b-1 Fees.

Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

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 A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust. As of November 30, 2001, the Trust had net assets of approximately $84.0 million.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master Feeder Structure.”

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PART B

MARCH 28, 2002

MASTER PREMIER GROWTH TRUST

Item 10. Cover Page and Table of Contents.

 This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Premier Growth Trust (the “Trust”), dated March 28, 2002, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of the Trust’s Part A, please call the Trust at 1-800-221-7210 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-1A (Securities Act File No. 333-89781 and Investment Company Act File No. 811-09653) of Merrill Lynch Premier Growth Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”). This Registration Statement should read in conjunction with the Merrill Lynch Registration Statement. Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund.

The Trust is part of a “master/feeder” structure. The Merrill Lynch Fund invests all of its respective assets in beneficial interests in the Trust. The Merrill Lynch Fund is the only feeder fund that invests in the Trust. The Merrill Lynch Fund and any other feeder fund that may invest in the Trust from time to time are referred to herein as “Feeder Funds”.

Item 11. Trust History.

Information relating to the history of the Trust is incorporated herein by reference from Item 4 of the Trust’s Part A.

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Item 12. Description of the Trust and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

 Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from Item 12 — “Description of the Fund and its Investments and Risks” in Part B of the Merrill Lynch Registration Statement.

Item 13. Management of the Trust.

 (a) Management Information

The Trustees of the Trust consist of nine individuals, eight of whom are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same individuals serve as Directors of the Merrill Lynch Fund and are sometimes referred to herein as the “non-interested Directors/Trustees.” The eight Trustees who are not interested persons of the Trust similarly comprise the Directors who are not interested persons of the Merrill Lynch Fund. The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Each non-interested Trustee is a member of the Trust’s Audit and Nominating Committee (the “Committee”). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor’s independence; and (v) consider the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Board of the Trust has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Trustees. The Committee has retained independent legal counsel to assist them in connection with these duties.

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 Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Manager and its affiliate, Merrill Lynch Investment Managers, L.P. (“MLIM”), (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
James H. Bodurtha (58) 36 Popponesset Road Cotuit, Massachusetts 02635	Trustee	Trustee since 1999	Director and Executive Vice President, The China Business Group, Inc. since 1995; Chairman and Chief Executive Officer, China Enterprise Management Corporation from 1993 to 1996; Chairman, Berkshire Holdings Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	34 registered investment companies consisting of 56 portfolios	None

*	Each Trustee serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter, or by statute.

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Name, Address and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Joe Grills (67) P.O. Box 98 Rapidan, Virginia 22733	Trustee	Trustee since 2002	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke Management Company since 1992 and Vice Chairman thereof since 1998; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	25 registered investment companies consisting of 52 portfolios	Kimco Realty Corporation

*	Each Trustee serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter, or by statute.

14

Name, Address and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Herbert I. London (62) Washington Square Village New York, New York 10012	Trustee	Trustee since 1999	John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University
			from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.	34 registered investment companies consisting of 56 portfolios	None

André F. Perold (49) Morgan Hall Soldiers Field Boston, Massachusetts 02163	Trustee	Trustee since 1999	Harvard Business School: George Gund Professor of Finance and Banking since 2000; Senior Associate Dean, Director of Faculty Recruiting since 2001; Finance Area Chair from 1996 to 2001; Sylvan C. Coleman Professor of Financial Management from 1993 to 2000; Director, Genbel Securities Limited and Gensec Bank since 1999; Director, Stockback, Inc. since 2000; Director, Sanlam Limited since 2001; Trustee, Commonfund from 1989 to 2001; Director, Sanlam Investment	34 registered investment companies consisting of 56 portfolios	None

*	Each Trustee serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter, or by statute.

15

Name, Address and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
André F. Perold (49) Morgan Hall Soldiers Field Boston, Massachusetts 02163 (continued)			Management from 1999 to 2001; Director, Bulldogresearch.com from 2000 to 2001; Director, Quantec Limited from 1991 to 1999.

Roberta Cooper Ramo (59) P.O. Box 2168 500 Fourth Street, N.W. Albuquerque, New Mexico 87107	Trustee	Trustee since 1999	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Partner, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director, ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now First Security) from 1975 to 1976.	34 registered investment companies consisting of 56 portfolios	None

Robert S. Salomon, Jr. (65) 106 Dolphin Cove Quay Stamford, Connecticut 06902	Trustee	Trustee since 2002	Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management Inc. from 1992 to 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 to 1995; regular columnist with Forbes Magazine since 1992; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.	21 registered investment companies consisting of 39 portfolios	None

*	Each Trustee serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter, or by statute.

16

 Name, Address and Age	Position(s) Held with the Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Melvin R. Seiden (71) 780 Third Avenue, Suite 2502, New York, New York 10017	Trustee	Trustee since 2002	Director of Silbanc Properties, Ltd. (real estate, investment and consulting) since 1987; Chairman and President of Seiden & de Cuevas, Inc. (private investment firm) from 1964 to 1987.	21 registered investment companies consisting of 39 portfolios	None

Stephen B. Swensrud (68) 88 Broad Street, 2nd Floor, Boston, Massachusetts 02110	Trustee	Trustee since 2002	Chairman of Fernwood Advisors (investment adviser) since 1996; Principal of Fernwood Associates (financial consultant) since 1975; Chairman of RPP Corporation (manufacturing) since 1978; Director, International Mobile Communications, Inc. (telecommunications)
			since 1998.	25 registered investment companies consisting of 52 portfolios	None

*	Each Trustee serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter, or by statute.

17

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held:

Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn** (61) P.O. Box 9011 Princeton, New Jersey 08543-9011	President and Trustee	President*** and Trustee* since 1999
Chairman (Americas Region) of the Manager since 2000; Executive Vice President of the Manager and MLIM (which terms as used herein include their corporate predecessors) since 1983; President of Merrill Lynch Mutual Funds since 1999; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) since 1986 and Director thereof since 1991; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of Princeton Administrators, L.P. since 1988; Director of Financial Data Services, Inc. since 1985.
				127 registered investment companies consisting of 184 portfolios	None

*	Each Trustee serves until his or her successor is elected or qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws or charter, or by statute.
**	Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which the Manager or MLIM acts as investment adviser. Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions as Chairman (Americas Region) and Executive Vice President of the Manager and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.
***	Elected by and serves at the pleasure of the Board of Trustees.

18

 Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (47) P.O. Box 9011 Princeton, New Jersey 08543-9011	Senior Vice President	Senior Vice President since 1999***	President of the Manager and MLIM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Director of Princeton Services; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	51 registered investment companies consisting of 71 portfolios	None

Donald C. Burke (41) P.O. Box 9011 Princeton, New Jersey 08543-9011	Vice President and Treasurer	Vice President since 1999 and Treasurer since 1999***	First Vice President of the Manager and MLIM since 1997 and the Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Manager and MLIM from 1990 to 1997; Director of Taxation of the Manager since 1990.	128 registered investment companies consisting of 185 portfolios	None

Michael S. Hahn (34) P.O. Box 9011 Princeton, New Jersey 08543-9011	Vice President and Portfolio Manager	Vice President and Portfolio Manager since 2001***	Vice President and Portfolio Manager of the Trust since 2001; Associate Portfolio Manager of MLIM since 1999; portfolio manager and analyst for the PBHG family of mutual funds from 1996 to 1999.	3 registered investment companies consisting of 3 portfolios	None

Susan B. Baker (44) P.O. Box 9011 Princeton, New Jersey 08543-9011	Secretary	Secretary since 1999***	Director (Legal Advisory) of MLIM since 1999; Vice President of MLIM from 1993 to 1999; Attorney associated with MLIM since 1987.	13 registered investment companies consisting of 13 portfolios	None

***	Elected by and serves at the pleasure of the Board of Trustees.

19

     (b) Board of Directors

     See Item 13(a)

     Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2001 is set forth in the chart below:

Name	Aggregate Dollar Range of Equity in the Trust	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	Over $100,000
Non-Interested Trustee:
James H. Bodurtha	N/A	$50,000-$100,000
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	$50,000-$100,000
André F. Perold	N/A	Over $100,000
Roberta Cooper Ramo	N/A	—
Robert S. Salomon	N/A	—
Melvin R. Seiden	N/A	$1-$10,000
Stephen B. Swensrud	N/A	—

     As of December 31, 2001, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2001, none of the non-interested Trustees of the Trust nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co. (“ML & Co.”).

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 (c) Compensation

     The Trust pays each non-interested Trustee an annual fee of $560 for service to the Trust plus $80 for each Board meeting attended in person. The Trust also pays each non-interested Trustee an annual fee of $560 for serving on the Committee plus $80 for each Committee meeting attended in person. The Trust reimburses the non-interested Trustees for actual out-of-pocket expenses relating to attendance at Board and Committee meetings.

     The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended November 30, 2001 and the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2001. During such periods the Trustees were paid under a different compensation schedule than that described above.

Name	Position with Trust	Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Trust Expense	Estimated Annual Benefits upon Retirement	Aggregate Compensation from Trust and Other MLIM/FAM-Advised Funds
James H. Bodurtha	Trustee	$2,534	None	None	$160,000
Joe Grills	Trustee	N/A*	N/A	N/A	$259,500
Herbert I. London	Trustee	$2,534	None	None	$160,000
Joseph L. May**	Trustee	$2,534	None	None	$160,000
André F. Perold	Trustee	$2,534	None	None	$160,000
Roberta Cooper Ramo	Trustee	$2,943	None	None	$160,000
Robert S. Salomon, Jr	Trustee	N/A*	N/A	N/A	$220,000
Melvin R. Seiden	Trustee	N/A*	N/A	N/A	$220,000
Stephen B. Swensrud	Trustee	N/A*	N/A	N/A	$406,083

*	Did not serve as a Trustee in the fiscal year ended November 30, 2001.
**	Mr. May retired as a Trustee on December 31, 2001.

Before the Merrill Lynch Fund stopped offering shares to the public, the Trustees of the Trust were permitted to purchase Class A shares of the Merrill Lynch Fund at net asset value.

21

 (d) Sales Loads.

Not Applicable.

 (e) Code of Ethics.

The Board of Trustees of the Trust has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Manager, MLAM U.K., the Merrill Lynch Fund and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

Item 14. Control Persons and Principal Holders of Securities.

 As of the date hereof, the Merrill Lynch Fund owns 100% of the outstanding shares of beneficial interest of the Trust and, therefore, controls the Trust.

As of December 31, 2001, the officers and Trustees of the Trust as a group (13 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. and owned no outstanding beneficial interests in the Trust.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in the Trust. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees.

Item 15. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 4 in the Trust’s Part A.

 Information relating to the investment management and other services provided to the Trust by or on behalf of the Trust is incorporated herein by reference from Item 15 in Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

22

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
Item 15(a)	Investment Advisory and Other Services
Item 15(c)	Investment Advisory and Other Services
Item 15(d)	Investment Advisory and Other Services
Item 15(e)	Not Applicable
Item 15(f)	Not Applicable
Item 15(g)	Not Applicable
Item 15(h)	Investment Advisory and Other Services

FAMD, P.O. Box 90811, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16. Brokerage Allocation and Other Practices.

 Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from Item 16, entitled “Brokerage Allocation and Other Practices” in Part B of the Merrill Lynch Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

 The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

23

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of the aggregate net asset value of the Trust.

 Securities that are held in the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees of the Trust as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

24

 Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust’s net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by the Manager using procedures approved by the Board of Trustees.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust’s transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period on which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations.

Not Applicable.

(c) Offering Price.

Not Applicable.

25

Item 19. Taxation of the Trust.

 Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

The Trust’s taxable year-end is November 30, 2002. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40” gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e. treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

 Certain hedging transactions undertaken by the Trust may result in “straddles” for Federal income tax purposes. The straddle rules contained in Code Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 of the Code, applicable to “conversion transactions” or Section 1259, applicable to “constructive sales,” may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

The Trust may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

26

 The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Feeder Funds have received a private letter ruling from the IRS to the effect that, because the Trust is classified as a partnership for tax purposes, the Feeder Funds will be entitled to look to the underlying assets of the Trust in which they have invested for purposes of satisfying various requirements of the Code applicable to RICs. If any of the facts upon which such ruling is premised change in any material respect (e.g., if the Trust were required to register its interests under the 1933 Act) then the Board of Directors of each Feeder Fund will determine, in their discretion, the appropriate course of action for such Feeder Fund. One possible course of action would be to withdraw such Feeder Fund’s investment from the Trust and to retain an investment adviser to manage such Feeder Fund’s assets in accordance with the investment policies applicable to that Feeder Fund.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20. Underwriters.

The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

 The audited financial statements of the Trust are incorporated in this Part B by reference to the 2001 Annual Report dated November 30, 2001, of Merrill Lynch Premier Growth Fund, Inc. You may request a copy of the annual report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

27

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number			Description
1	(a)	—	Certificate of Trust, dated October 25, 1999.(a)
	(b)	—	Amended and Restated Declaration of Trust, dated December 7, 1999.(a)
	(c)	—	Certificate of Amendment, dated November 5, 1999.(a)
2		—	By-Laws of the Registrant.(a)
3		—	Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4	(a)	—	Form of Amended Management Agreement between the Registrant and Fund Asset Management, L.P.(h)
	(b)	—	Form of Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(a)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and The Bank of New York.(i)
8	(a)(1)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(c)
	(a)(2)	—	Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(g)
	(b)	—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(d)
	(c)	—	Form of Subscription Agreement for the acquisition of interests in the Registrant.(d)
	(d)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(f)
9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10		—	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
11		—	None.
12		—	Certificate of Merrill Lynch Premier Growth Fund, Inc.(a)
13		—	None.
14		—	None.
14		—	Code of Ethics.(e)

a.	Filed on December 21, 1999, as an Exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-09733) under the Investment Company Act of 1940, as amended.
b.	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.

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c.	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
d.	Filed on March 21, 2000, as an Exhibit to Amendment No. 1 to the Registration Statement.
e.	Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417) filed on November 22, 2000.
f.	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
g.	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
h.	Filed on March 26, 2001, as an Exhibit to Amendment No. 2 to the Registration Statement.
i.	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of The Asset Program, Inc. (File No. 33-53887) filed on March 21, 2002.

Item 24. Persons Controlled by or under Common Control with the Trust.

None.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

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(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or (ii) an independent legal counsel in a written opinion.

 Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Sections 17(h) and 17(i) of such Act remains in effect and are consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

 See Item 6 in the Trust’s Part A and Item 15 in Part B of the Trust’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Registration Statement on Form N-1A of Merrill Lynch Premier Growth Fund, Inc.

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Item 27. Principal Underwriters.

 FAMD acts as the placement agent for the Registrant and as the principal underwriter for each of the following open-end investment companies: Mercury Basic Value Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury Global Holdings, Inc., Mercury Gold and Mining Fund of Mercury Funds, Inc., Mercury HW Funds, Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch World Income Fund, Inc., and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc., and Merrill Lynch Senior Floating Rate Fund II, Inc.

 (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Terry K. Glenn	President and Director	President and Trustee
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Michael J. Brady	Vice President	None
William M. Breen	Vice President	None
Donald C. Burke	Vice President	Vice President and Treasurer
James T. Fatseas	Vice President	None
Debra W. Landsman-Yaros	Vice President	None
William Wasel	Vice President	None
Robert Harris	Secretary	None

(c) Not Applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

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Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 6 of the Trust’s Part A and Item 13 and Item 15 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not Applicable.

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SIGNATURES

 Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of March, 2002.

MASTER PREMIER GROWTH TRUST (Registrant) By: /s/ TERRY K. GLENN (Terry K. Glenn, President and Trustee)

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INDEX TO EXHIBITS

Exhibit Number		Description

10	—	Consent of Deloitte & Touche LLP, independent auditors for the Registrant.

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